UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2016

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, 5th Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On March 11, 2016, in connection with the election of Chet Kapoor to the Board of Directors (the "Board") of Care.com, Inc. (the "Company"), the Company entered into an agreement (the "Agreement") with Tenzing Global Management LLC, Tenzing Global Investors LLC, Tenzing Global Investors Fund I LP and Mr. Kapoor (collectively, "Tenzing Global"), which beneficially own, in the aggregate, 2,450,000 shares of the common stock of the Company (the "Common Stock"), representing approximately 7.6% of the outstanding Common Stock. Pursuant to the Agreement, the Company agreed to recommend that the Board appoint Chet Kapoor to the Board as a Class III director and take the necessary actions to recommend that the stockholders of the Company vote for Mr. Kapoor for election as a director of the Company at the 2016 annual meeting of stockholders, to serve until the Company's 2019 annual meeting of stockholders (the "2019 Annual Meeting").
Pursuant to the Agreement, Tenzing Global agreed that until the date which is 45 days prior to the deadline of the submission of stockholder nominations for the 2019 Annual Meeting (the "Standstill Period"), Tenzing Global will not, among other things, (i) nominate any person for election as a director in furtherance of a contested solicitation, or otherwise bring any business or proposals before a stockholders’ meeting; (ii) acquire in excess of 15% of the Company’s then outstanding shares of Common Stock or (iii) seek, propose, or make any proposal relating to a merger, acqusition or other type of business combination for the Company. Until the expiration of the Standstill Period, Tenzing Global will vote all of the shares of Common Stock it beneficially owns (i) for the election of each of the Company’s director nominees and (ii) otherwise in accordance with the Board’s recommendation on any proposal not related to any business combination transaction involving the Company, its subsidiaries or its business. Tenzing Global has further agreed that, if at any time Tenzing Global beneficially owns, in the aggregate, less than 3.0% of the Company’s then outstanding shares of Common Stock, Mr. Kapoor will immediately offer to resign from the Board and all applicable committees thereof and will so resign if the Board accepts his resignation.
The foregoing description of the terms and conditions of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.
Election of Director
On March 11, 2016, the Board elected Mr. Kapoor as a director of the Company. Mr. Kapoor has not been, and as of the date of filing of this Current Report on Form 8-K is not expected to be, elected to any committees of the Board. The information set forth in Item 1.01 of this Current Report on Form 8-K related to the Agreement is hereby incorporated by reference into this Item 5.02.
Mr. Kapoor was recommended for election to the Board by the Company’s nominating and corporate governance committee, in accordance with the provisions of its charter.
Mr. Kapoor’s compensation for his service as a director will be consistent with that provided to all of the non-management directors of the Company affiliated with the Company's venture capital firm stockholders, as described in the Company's most recent proxy statement filed with the Securities and Exchange Commission on April 16, 2015.
Except for the Agreement, there are no arrangements or understandings with the Company pursuant to which Mr. Kapoor was appointed to the Board. There are no transactions in which Mr. Kapoor has an interest requiring disclosure under Item 404(a) of Regulation S-K.
On March 17, 2016, the Company issued a press release announcing Mr. Kapoor's election to the Board. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d)

Exhibit Number	Exhibit Title or Description

10.1	Agreement, by and among the Company, Tenzing Global Management LLC, Tenzing Global Investors LLC, Tenzing Global Investors Fund I LP and Chet Kapoor, dated March 11, 2016
99.1	Press release issued by the Company on March 17, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2016	By:	/s/ Diane Musi
Diane Musi
General Counsel

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Agreement, by and among the Company, Tenzing Global Management LLC, Tenzing Global Investors LLC, Tenzing Global Investors Fund I LP and Chet Kapoor, dated March 11, 2016
99.1	Press release issued by the Company on March 17, 2016